UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2012

BSD MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10783 (Commission File Number)	75-1590407 (IRS Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah  84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On November 28, 2012, BSD Medical Corporation (the “Company”) and Dennis P. Gauger entered into a written Separation Agreement and Release of All Claims pursuant to which Mr. Gauger resigned his position as the Chief Financial Officer of the Company, effective at the close of business on December 31, 2012. Mr. Gauger has served as the Chief Financial Officer and a Named Executive Officer of the Company since May, 2007 and has been employed on a full time basis by the Company since April 2009. The Company recognizes and appreciates Mr. Gauger’s significant contributions to, and financial leadership of, the Company during his tenure.

(e)           The Separation Agreement and Release of All Claims (the “Agreement”) entered into between the Company and Mr. Gauger provides that Mr. Gauger will be paid a total of $97,200, the equivalent of six (6) months of his current base salary. Such amount will be paid to Mr. Gauger in accordance with the Company’s customary payroll policies, including the withholding of appropriate state and federal income tax. The first payment to Mr. Gauger will be made on January 11, 2013. Additionally, the Company will pay a portion of COBRA insurance payments for Mr. Gauger until the earlier of June 30, 2013, or the date that Mr. Gauger becomes eligible to participate in a health insurance plan of another employer, or the date that Mr. Gauger is no longer eligible for COBRA coverage. Under the Agreement, Mr. Gauger has agreed to provide the Company with not more than 10 hours of consulting services each week through June 30, 2013, at a rate of $100 per hour. Pursuant to the Agreement, Mr. Gauger has waived and discharged any claims which he may have had against the Company.

The purpose of the Agreement is to ensure a transparant transition to the new Chief Financial Officer and to ensure that the Company retains the services of Mr. Gauger through December 31 and thereafter has access to Mr. Gauger’s services as a consultant in order to ensure the timely completion of preparations for the Company’s annual meeting of shareholders to be held in February, 2013.  Additionally, Mr. Gauger’s availability as a consultant will enable the Company to continue its day to day operations without interruption and to meet its financial reporting obligations until Mr. Gauger’s replacement is located, engaged, and fully integrated into the Company’s operations.  The Company is actively seeking a qualified replacement for Mr. Gauger and is optimistic that a new Chief Financial Officer can be found within the short term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION
Date: December 3, 2012
By: /s/ Harold R. Wolcott
Name: Harold R. Wolcott
Title: Chief Executive Officer